Exhibit 99.1

West Corporation	AT THE COMPANY:
11808 Miracle Hills Drive	David Pleiss
Omaha, NE 68154	Investor Relations
(402) 963-1500
dmpleiss@west.com

West Corporation Reports Fourth Quarter and Full Year 2014 Results

and Provides 2015 Guidance

Company Declares Quarterly Dividend

OMAHA, NE, January 28, 2015 – West Corporation (Nasdaq:WSTC), a leading provider of technology-enabled communication services, today announced its fourth quarter and full year 2014 results.

On January 7, 2015, the Company announced it had entered into a definitive agreement to sell several of its agent services businesses to Alorica Inc. for approximately $275 million in cash. The businesses being sold are reflected as discontinued operations in the Company’s consolidated financial statements. The sale is expected to close in the first quarter of 2015, subject to regulatory approvals and other customary closing conditions. The Company has presented below its historical operating results, which includes discontinued operations, as well as its results from continuing operations, which excludes discontinued operations. The assets and liabilities of the businesses being sold have been reflected as held for sale for the periods presented.

Key Quarterly Highlights:

Unaudited, in millions except per share amounts	HISTORICAL (1)
	Three Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
	2014	2013	% Change	2014	2013	% Change
Consolidated Revenue	$716.2	$687.6	4.2%	$2,796.7	$2,685.9	4.1%
Platform-based Revenue[2]	497.0	495.8	0.2%	2,001.4	1,955.2	2.4%
Adjusted EBITDA[4]	187.0	178.4	4.8%	715.4	704.4	1.5%
EBITDA[4]	179.2	175.8	2.0%	694.2	664.7	4.4%
Adjusted Operating Income[4]	151.3	144.9	4.4%	573.9	575.3	-0.2%
Operating Income	119.4	128.8	-7.3%	484.1	480.2	0.8%
Adjusted Net Income[4]	99.3	63.6	56.0%	285.2	229.3	24.3%
Net Income	48.3	50.3	-4.1%	158.4	143.2	10.6%
Adjusted Earnings per Share - Diluted[4]	1.15	0.75	53.3%	3.33	2.86	16.4%
Earnings per Share - Diluted	0.56	0.59	-5.1%	1.85	1.78	3.9%
Free Cash Flow[4,5]	95.4	66.9	42.6%	312.0	255.7	22.0%
Cash Flows from Operations	132.5	107.4	23.4%	462.7	384.1	20.5%
Cash Flows used in Investing	(43.8)	(46.3)	NM	(544.9)	(135.5)	NM
Cash Flows used in Financing	(135.9)	(42.7)	NM	(25.0)	(196.8)	NM

	CONTINUING OPERATIONS
Unaudited, in millions except per share amounts	Three Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
	2014	2013	% Change	2014	2013	% Change
Consolidated Revenue	$562.9	$537.0	4.8%	$2,218.6	$2,121.0	4.6%
Adjusted EBITDA[4]	173.4	163.7	5.9%	668.3	655.6	1.9%
EBITDA[4]	167.0	161.1	3.7%	649.2	616.1	5.4%
Adjusted Operating Income[4]	141.2	134.5	4.9%	541.5	544.1	-0.5%
Operating Income	116.7	119.0	-1.9%	461.4	451.3	2.2%
Adjusted Net Income[4]	68.1	55.4	22.9%	247.2	207.7	19.0%
Net Income	34.9	42.5	-18.0%	134.6	123.1	9.4%
Adjusted Earnings per Share - Diluted[4]	0.79	0.65	21.5%	2.89	2.59	11.6%
Earnings per Share - Diluted	0.41	0.50	-18.0%	1.57	1.53	2.6%
Free Cash Flow[4,5]				279.2	204.5	36.5%
Cash Flows from Operations				409.5	318.8	28.5%
Cash Flows used in Investing				(524.4)	(121.9)	NM
Cash Flows used in Financing				(25.0)	(196.8)	NM

“In 2014, we delivered on our operational goals by achieving our revenue guidance, positioning the company for a reacceleration of growth and effectively deploying our capital,” said Tom Barker, chairman and chief executive officer of West Corporation. “We began 2015 by announcing the divestiture of several of our agent services businesses which should result in a faster growing, more profitable and ultimately more valuable company.”

Dividend

The Company today also announced a $0.225 per common share dividend. The dividend is payable February 19, 2015, to shareholders of record as of the close of business on February 9, 2015.

Consolidated Operating Results (Historical1)

For the fourth quarter of 2014, revenue was $716.2 million compared to $687.6 million for the same quarter of the previous year, an increase of 4.2 percent. Revenue from acquired entities3 was $35.6 million during the fourth quarter of 2014.

For the year ended December 31, 2014, revenue was $2,796.7 million compared to $2,685.9 million for 2013, an increase of 4.1 percent. Revenue from acquired entities3 was $74.7 million during 2014.

The Unified Communications segment had revenue of $395.4 million in the fourth quarter of 2014, a decrease of 1.9 percent compared to the same quarter of the previous year. The Communication Services segment had revenue of $336.3 million in the fourth quarter of 2014, an increase of 12.5 percent compared to the same quarter of the previous year. For 2014, the Unified Communications segment had revenue of $1,616.8 million, an increase of 0.8 percent compared to 2013. The Communication Services segment had revenue of $1,239.4 million in 2014, an increase of 10.7 percent compared to 2013.

Adjusted EBITDA4 for the fourth quarter of 2014 was $187.0 million compared to $178.4 million for the fourth quarter of 2013, an increase of 4.8 percent. EBITDA4 was $179.2 million in the fourth quarter of 2014 compared to $175.8 million in the fourth quarter of 2013. Adjusted EBITDA for 2014 was $715.4 million, or 25.6 percent of revenue, compared to $704.4 million, or 26.2 percent of revenue, in 2013. EBITDA was $694.2 million in 2014 compared to $664.7 million in 2013, an increase of 4.4 percent.

Adjusted operating income4 for the fourth quarter of 2014 was $151.3 million, or 21.1 percent of revenue, compared to $144.9 million, or 21.1 percent of revenue in the same quarter of 2013, an increase of 4.4 percent. Operating income was $119.4 million for the fourth quarter of 2014 compared to $128.8 million in the fourth quarter of 2013, a decrease of 7.3 percent. The decrease in 2014 operating income was due primarily to higher amortization and share-based compensation expense. For the full year 2014, adjusted operating income was $573.9 million compared to $575.3 million in 2013. Operating income for 2014 was $484.1 million compared to 2013 operating income of $480.2 million.

Adjusted net income4 was $99.3 million in the fourth quarter of 2014, an increase of 56.0 percent from the same quarter of 2013. Net income decreased 4.1 percent to $48.3 million in the fourth quarter of 2014, compared to $50.3 million in the same quarter of 2013. This decrease was mainly due to $21.6 million of debt call premium and accelerated amortization of deferred financing costs associated with

[1]	Historical includes the results of both continuing operations and discontinued operations.
[2]	Platform-based businesses include the Unified Communications segment and public safety and telecom services within our Communication Services segment. Platform-based and agent services revenue are presented prior to intercompany eliminations.
[3]	Revenue from acquired entities includes SchoolMessenger after April 21, 2014, Health Advocate after June 13, 2014, 911 Enable after September 2, 2014 and SchoolReach after November 3, 2014.
[4]	See Reconciliation of Non-GAAP Financial Measures below.
[5]	Free cash flow is calculated as cash flows from operations less cash capital expenditures.
[6]

Based on loan covenants except that the leverage ratio presented includes adjusted EBITDA from discontinued operations. Covenant leverage ratio is net of cash and excludes accounts receivable securitization debt.

the Company’s November 15, 2014 redemption of its 7.875 percent Senior Notes due 2019 (the “2019 Notes”). In 2014, adjusted net income was $285.2 million, an increase of 24.3 percent compared to 2013. Net income in 2014 was $158.4 million compared to net income of $143.2 million in 2013, an increase of 10.6 percent. The improvement in profitability was driven by higher operating income and lower effective income tax rates.

Consolidated Operating Results (Continuing Operations)

For the fourth quarter of 2014, revenue was $562.9 million compared to $537.0 million for the same quarter of the previous year, an increase of 4.8 percent. Revenue from acquired entities3 was $35.6 million during the fourth quarter of 2014.

For the year ended December 31, 2014, revenue was $2,218.6 million compared to $2,121.0 million for 2013, an increase of 4.6 percent. Revenue from acquired entities3 was $74.7 million during 2014.

The Unified Communications segment had revenue of $395.4 million in the fourth quarter of 2014, a decrease of 1.9 percent compared to the same quarter of the previous year. The Communication Services segment had revenue of $180.8 million in the fourth quarter of 2014, an increase of 24.0 percent compared to the same quarter of the previous year. For 2014, the Unified Communications segment had revenue of $1,616.8 million, an increase of 0.8 percent compared to 2013. The Communication Services segment had revenue of $653.6 million in 2014, an increase of 19.7 percent compared to 2013. The growth in revenue for the Communication Services segment in the fourth quarter and full year 2014 was primarily due to the acquisition of Health Advocate in June 2014.

Adjusted EBITDA4 for the fourth quarter of 2014 was $173.4 million compared to $163.7 million for the fourth quarter of 2013, an increase of 5.9 percent. EBITDA4 was $167.0 million in the fourth quarter of 2014 compared to $161.1 million in the fourth quarter of 2013. Adjusted EBITDA for 2014 was $668.3 million, or 30.1 percent of revenue, compared to $655.6 million, or 30.9 percent of revenue, in 2013. EBITDA was $649.2 million in 2014 compared to $616.1 million in 2013.

Adjusted operating income4 for the fourth quarter of 2014 was $141.2 million, or 25.1 percent of revenue, compared to $134.5 million, or 25.1 percent of revenue in the same quarter of 2013, an increase of 4.9 percent. Operating income was $116.7 million in the fourth quarter of 2014 compared to $119.0 million in the fourth quarter of 2013. For the full year 2014, adjusted operating income was $541.5 million compared to $544.1 million in 2013. Operating income for 2014 was $461.4 million compared to 2013 operating income of $451.3 million.

Adjusted net income4 was $68.1 million in the fourth quarter of 2014, an increase of 22.9 percent from the same quarter of 2013. Net income decreased 18.0 percent to $34.9 million in the fourth quarter of 2014, compared to $42.5 million in the same quarter of 2013. This decrease was mainly due to $21.6 million of debt call premium and accelerated amortization of deferred financing costs associated with the Company’s November 15, 2014 redemption of its 2019 Notes. In 2014, adjusted net income was $247.2 million, an increase of 19.0 percent compared to 2013. Net income in 2014 was $134.6 million compared to net income of $123.1 million in 2013, an increase of 9.4 percent. The improvement in profitability was driven by higher operating income and lower effective income tax rates.

Balance Sheet, Cash Flow and Liquidity

At December 31, 2014, West Corporation had cash and cash equivalents totaling $115.1 million and working capital of $369.8 million. Interest expense was $42.9 million during the three months ended December 31, 2014 compared to $51.4 million during the comparable period the prior year. Interest expense was $188.1 million in 2014 compared to $232.9 million in 2013. The reduction in interest expense was due to refinancing of debt completed by the Company during 2014.

The Company’s net debt to pro forma adjusted EBITDA ratio, as calculated pursuant to the Company’s senior secured term debt facilities6 and using historical1 adjusted EBITDA, was 4.59x at December 31, 2014. This ratio would be 4.56x using the Company’s adjusted EBITDA from continuing operations and proceeds from the sale of the Company’s agent services businesses.

On November 15, 2014, the Company redeemed the remaining $450 million of its outstanding 2019 Notes. The redemption price for the 2019 Notes was $467.7 million, including the call premium.

Cash flows from operations on a historical1 basis were $462.7 million for the twelve months ended December 31, 2014 compared to $384.1 million in 2013. Free cash flow4,5 on a historical1 basis increased 22.0 percent to $312.0 million in 2014 compared to $255.7 million in 2013.

“West had significant growth in cash flow in 2014,” said Paul Mendlik, chief financial officer of West Corporation. “Our accounts receivable days sales outstanding at year end were 57 days, compared to 60 days at the end of 2013. This contributed $28 million to the improvement in cash flows from operations for the year.”

Cash flows from operations on a continuing operations basis were $409.5 million for the twelve months ended December 31, 2014 compared to $318.8 million in 2013. Free cash flow4,5 on a continuing operations basis increased 36.5 percent to $279.2 million in 2014 compared to $204.5 million in 2013.

During the fourth quarter of 2014, on a historical1 basis, the Company invested $55.2 million, or 7.7 percent of revenue, in capital expenditures primarily for software and computer equipment. For the full year 2014, the Company invested $155.8 million, or 5.6 percent of revenue, in capital expenditures. On a continuing operations basis, the Company invested $136.3 million, or 6.1 percent of revenue, in capital expenditures during 2014.

Acquisitions

On November 3, 2014, the Company completed the previously announced acquisition of the assets of GroupCast, L.L.C., a provider of alert and notification services for corporations, government entities and K-12 school districts that operates under two brands, GroupCast and SchoolReach (“SchoolReach”). SchoolReach is an award-winning provider of notification systems for thousands of smaller public school districts and private schools throughout the U.S. The purchase price was approximately $12.6 million, net of working capital, and was funded with cash on hand. SchoolReach will be combined with the Company’s SchoolMessenger business in the Unified Communication operating segment.

2015 Guidance

For 2015, the Company expects the results presented below. This guidance assumes no acquisitions or changes in the current operating environment, capital structure or exchange rates. The two most significant exchange rates used for 2015 guidance are the British Pound Sterling at 1.55 and the Euro at 1.19. The Company expects foreign exchange rates to negatively impact 2015 revenue by approximately $32 million and 2015 adjusted EBITDA by approximately $9 million.

The 2015 guidance does not include the gain the Company expects to report on the sale of its agent services businesses.

The 2015 guidance does not include any interest reduction associated with the proceeds from the sale of the agent services businesses or proceeds from the previously disclosed planned sale of real estate associated with the Company’s agent services businesses. The Company estimates the total cash it will realize from the sale of the businesses and real estate, net of fees and taxes, will be approximately $285 million.

The 2015 leverage ratio guidance range includes the net cash the Company expects to receive for the sale of its agent services businesses.

The 2015 operating income guidance includes approximately $15 million in stranded and rebranding costs and an increase in share-based compensation of approximately $9 million. Adjusted operating income includes approximately $12 million of stranded and rebranding costs.

The 2015 capital expenditure guidance includes several one-time items. The Company expects to invest approximately $27 million on data center consolidation activities, including approximately $8 million which was carried over from what was expected to be spent on these activities in 2014. Additionally, the Company expects to invest approximately $8 million to replace systems being sold along with its agent services businesses. The Company also expects approximately $4 to $5 million of capital expenditures for discontinued operations which is not included in the guidance range below.

The Company’s 2015 guidance for adjusted EBITDA includes approximately $6 to $7 million that the Company expects to receive from discontinued operations during the first quarter of 2015.

In millions except per share and leverage ratio	CONTINUING OPERATIONS
	2014 Actual	2015 Guidance	Growth
Consolidated Revenue	$2,218.6	$2,295 - $2,340	3.4% - 5.5%
Adjusted Operating Income[4]	$541.5	$536 - $560	-1.0% - 3.4%
Operating Income	$461.4	$445 - $470	-3.6% - 1.9%
Adjusted Net Income[4]	$247.2	$257 - $267	4.0% - 8.0%
Net Income	$134.6	$190 - $200	41.1% - 48.6%
Adjusted Earnings per Share - Diluted[4]	$2.89	$2.96 - $3.08	2.4% - 6.6%
Earnings per Share - Diluted	$1.57	$2.20 - $2.31	40.1% - 47.1%
Cash Flows from Operations	$409.5	$420 - $460	2.6% - 12.3%
Capital Expenditures	$136.3	$150 - $170	10.1% - 24.7%
Free Cash Flow[4,5]	$279.2	$270 - $300	-3.3% - 7.5%
Net Debt to pro forma Adjusted EBITDA ratio[6]	4.59x	4.30x - 4.50x
Full year average diluted share count	85.5	86.6 - 86.8

Company will report actual EBITDA and Adjusted EBITDA for 2015
	2014 Actual	2015 Guidance	Growth
Adjusted EBITDA[4]	$668.3	$680 - $703	1.8% - 5.2%
EBITDA[4]	$649.2	$653 - $678	0.6% - 4.4%

“This year we intend to further invest in our highest growth businesses and will be carefully evaluating our options for reinvesting the divestiture proceeds upon closing,” said Tom Barker. “We expect very strong growth in net income this year due to the debt restructuring we completed in 2014.”

Conference Call

The Company will hold a conference call to discuss these topics on Thursday, January 29, 2015 at 11:00 AM Eastern Time (10:00 AM Central Time). Investors may access the call by visiting the Financials section of the West Corporation website at www.west.com and clicking on the Webcast link. A replay of the call will be available on the Company’s website at www.west.com.

About West Corporation

West Corporation (Nasdaq:WSTC) is a global provider of communication and network infrastructure solutions. West helps manage or support essential enterprise communications with services that include unified communication services, public safety services, interactive services such as automated notifications, carrier services and agent services.

For over 25 years, West has provided reliable, high-quality, voice and data services. West serves clients in a variety of industries including telecommunications, retail, financial services, public safety, technology and healthcare. West has a global organization with sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America. For more information on West Corporation, please call 1-800-841-9000 or visit www.west.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. The statements contained in the 2015 guidance and other statements concerning the Company’s prospects are forward-looking statements. These statements reflect only

West’s current expectations and are not guarantees of future performance or results. These statements are subject to various risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include, but are not limited to, West’s ability to complete the announced divestiture of several of its agent services businesses, competition in West’s highly competitive industries; increases in the cost of voice and data services or significant interruptions in these services; West’s ability to keep pace with its clients’ needs for rapid technological change and systems availability; the continued deployment and adoption of emerging technologies; the loss, financial difficulties or bankruptcy of any key clients; security and privacy breaches of the systems West uses to protect personal data; the effects of global economic trends on the businesses of West’s clients; the non-exclusive nature of West’s client contracts and the absence of revenue commitments; the cost of pending and future litigation; the cost of defending against intellectual property infringement claims; the effects of extensive regulation affecting many of West’s businesses; West’s ability to protect its proprietary information or technology; service interruptions to West’s data and operation centers; West’s ability to retain key personnel and attract a sufficient number of qualified employees; increases in labor costs and turnover rates; the political, economic and other conditions in the countries where West operates; changes in foreign exchange rates; West’s ability to complete future acquisitions, integrate or achieve the objectives of its recent and future acquisitions; and future impairments of our substantial goodwill, intangible assets, or other long-lived assets. In addition, West is subject to risks related to its level of indebtedness. Such risks include West’s ability to generate sufficient cash to service its indebtedness and fund its other liquidity needs; West’s ability to comply with covenants contained in its debt instruments; the ability to obtain additional financing; the incurrence of significant additional indebtedness by West and its subsidiaries; and the ability of West’s lenders to fulfill their lending commitments. West is also subject to other risk factors described in documents filed by the Company with the United States Securities and Exchange Commission.

These forward-looking statements speak only as of the date on which the statements were made. West undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share data)

	HISTORICAL (1) Three Months Ended December 31,				CONTINUING OPERATIONS Three Months Ended December 31,
	2014 Actual	2013 Actual	% Change	2014 Adjusted (4)	2014 Actual	2013 Actual	% Change	2014 Adjusted (4)
Revenue	$716,243	$687,570	4.2%	$716,243	$562,938	$536,954	4.8%	$562,938
Cost of services	333,888	329,040	1.5%	333,888	234,419	230,699	1.6%	234,419
Selling, general and administrative expenses	262,984	229,770	14.5%	231,027	211,809	187,302	13.1%	187,341

Operating income	119,371	128,760	-7.3%	151,328	116,710	118,953	-1.9%	141,178
Interest expense, net	42,911	51,296	-16.3%	37,836	42,911	51,296	-16.3%	37,836
Debt call premium and accelerated amortization of deferred financing costs	21,574	—	NM	—	21,574	—	NM	—
Other expense (income), net	(569)	(703)	NM	(569)	(1,493)	(683)	NM	(1,493)

Income before tax	55,455	78,167	-29.1%	114,061	53,718	68,340	-21.4%	104,835
Income tax expense	7,197	27,836	-74.1%	14,804	18,834	25,798	-27.0%	36,755

Net income	$48,258	$50,331	-4.1%	$99,257	$34,884	$42,542	-18.0%	$68,080

Weighted average shares outstanding:
Basic	84,178	83,627		84,178	84,178	83,627		84,178
Diluted	86,033	85,088		86,033	86,033	85,088		86,033

Earnings per share:
Basic	$0.57	$0.60	-5.0%	$1.18	$0.41	$0.51	-19.6%	$0.81
Diluted	$0.56	$0.59	-5.1%	$1.15	$0.41	$0.50	-18.0%	$0.79

SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$395,449	$403,150	-1.9%		$395,449	$403,150	-1.9%
Communication Services	336,301	298,841	12.5%		180,782	145,777	24.0%
Intersegment eliminations	(15,507)	(14,421)	NM		(13,293)	(11,973)	NM

Total	$716,243	$687,570	4.2%		$562,938	$536,954	4.8%

Depreciation:
Unified Communications	$19,901	$18,841	5.6%		$19,901	$18,841	5.6%
Communication Services	12,595	10,686	17.9%		8,285	6,341	30.7%

Total	$32,496	$29,527	10.1%		$28,186	$25,182	11.9%

Amortization:
Unified Communications - SG&A	$7,424	$6,337	17.2%		$7,424	$6,337	17.2%
Communication Services - COS	3,221	2,676	20.4%		3,221	2,676	20.4%
Communication Services - SG&A	16,807	7,166	134.5%		10,616	6,660	59.4%
Corporate - deferred financing costs	5,075	4,536	11.9%		5,075	4,536	11.9%
Corporate - accelerated amortization of deferred financing costs	3,853	—	NM		3,853	—	NM

Total	$36,380	$20,715	75.6%		$30,189	$20,209	49.4%

Share-based Compensation
Unified Communications	$3,069	$1,310	134.3%		$3,069	$1,310	134.3%
Communication Services	2,480	1,091	127.3%		2,450	1,044	134.7%

Total	$5,549	$2,401	131.1%		$5,519	$2,354	134.5%

Cost of services:
Unified Communications	$164,946	$170,143	-3.1%		$164,946	$170,143	-3.1%
Communication Services	182,279	171,839	6.1%		80,836	71,321	13.3%
Intersegment eliminations	(13,337)	(12,942)	NM		(11,363)	(10,765)	NM

Total	$333,888	$329,040	1.5%		$234,419	$230,699	1.6%

Selling, general and administrative expenses:
Unified Communications	$137,650	$132,555	3.8%		$138,968	$133,256	4.3%
Communication Services	127,504	98,694	29.2%		74,771	55,254	35.3%
Intersegment eliminations	(2,170)	(1,479)	NM		(1,930)	(1,208)	NM

Total	$262,984	$229,770	14.5%		$211,809	$187,302	13.1%

Operating income:
Unified Communications	$92,853	$100,452	-7.6%	$104,062	$91,535	$99,751	-8.2%	$102,744
Communication Services	26,518	28,308	-6.3%	47,266	25,175	19,202	31.1%	38,434

Total	$119,371	$128,760	-7.3%	$151,328	$116,710	$118,953	-1.9%	$141,178

Operating margin:
Unified Communications	23.5%	24.9%		26.3%	23.1%	24.7%		26.0%
Communication Services	7.9%	9.5%		14.1%	13.9%	13.2%		21.3%

Total	16.7%	18.7%		21.1%	20.7%	22.2%		25.1%

SELECTED OPERATING DATA[2]:
Revenue from platform-based services	$496,988	$495,807	0.2%		$496,988	$495,807	0.2%
Revenue from agent services	$223,665	$195,623	14.3%		$68,146	$42,559	60.1%

NM: Not Meaningful

WEST CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per share data)

	HISTORICAL (1) Twelve Months Ended December 31,				CONTINUING OPERATIONS Twelve Months Ended December 31,
	2014 Actual	2013 Actual	% Change	2014 Adjusted (4)	2014 Actual	2013 Actual	% Change	2014 Adjusted (4)
Revenue	$2,796,659	$2,685,855	4.1%	$2,796,659	$2,218,594	$2,120,972	4.6%	$2,218,594
Cost of services	1,319,716	1,260,579	4.7%	1,319,716	943,331	894,628	5.4%	943,331
Selling, general and administrative expenses	992,851	945,062	5.1%	903,022	813,856	775,050	5.0%	733,797

Operating income	484,092	480,214	0.8%	573,921	461,407	451,294	2.2%	541,466
Interest expense, net	187,834	232,606	-19.2%	167,799	187,834	232,606	-19.2%	167,799
Debt call premium and accelerated amortization of deferred financing costs	73,309	23,105	217.3%	—	73,309	23,105	217.3%	—
Other expense (income), net	(5,966)	(2,258)	NM	(5,966)	(7,026)	(2,159)	NM	(7,026)

Income before tax	228,915	226,761	0.9%	412,088	207,290	197,742	4.8%	380,693
Income tax expense	70,510	83,559	-15.6%	126,927	72,679	74,651	-2.6%	133,471

Net income	$158,405	$143,202	10.6%	$285,161	$134,611	$123,091	9.4%	$247,222

Weighted average shares outstanding:
Basic	84,007	78,875		84,007	84,007	78,875		84,007
Diluted	85,507	80,318		85,507	85,507	80,318		85,507

Earnings per share:
Basic	$1.89	$1.82	3.8%	$3.39	$1.60	$1.56	2.6%	$2.94
Diluted	$1.85	$1.78	3.9%	$3.33	$1.57	$1.53	2.6%	$2.89

SELECTED SEGMENT DATA:
Revenue:
Unified Communications	$1,616,777	$1,603,311	0.8%		$1,616,777	$1,603,311	0.8%
Communication Services	1,239,437	1,119,809	10.7%		653,571	545,850	19.7%
Intersegment eliminations	(59,555)	(37,265)	NM		(51,754)	(28,189)	NM

Total	$2,796,659	$2,685,855	4.1%		$2,218,594	$2,120,972	4.6%

Depreciation:
Unified Communications	$77,838	$72,388	7.5%		$77,838	$72,388	7.5%
Communication Services	45,150	42,311	6.7%		29,465	24,720	19.2%

Total	$122,988	$114,699	7.2%		$107,303	$97,108	10.5%

Amortization:
Unified Communications - SG&A	$28,873	$26,488	9.0%		$28,873	$26,488	9.0%
Communication Services - COS	12,216	10,247	19.2%		12,216	10,247	19.2%
Communication Services - SG&A	39,845	28,850	38.1%		32,145	26,826	19.8%
Corporate - deferred financing costs	20,035	18,246	9.8%		20,035	18,246	9.8%
Corporate - accelerated amortization of deferred financing costs	11,601	6,603	75.7%		11,601	6,603	75.7%

Total	$112,570	$90,434	24.5%		$104,870	$88,410	18.6%

Share-based Compensation
Unified Communications	$8,739	$5,877	48.7%		$8,739	$5,877	48.7%
Communication Services	6,989	4,678	49.4%		6,835	4,506	51.7%

Total	$15,728	$10,555	49.0%		$15,574	$10,383	50.0%

Cost of services:
Unified Communications	$680,916	$663,835	2.6%		$680,916	$663,835	2.6%
Communication Services	691,251	628,872	9.9%		307,765	255,004	20.7%
Intersegment eliminations	(52,451)	(32,128)	NM		(45,350)	(24,211)	NM

Total	$1,319,716	$1,260,579	4.7%		$943,331	$894,628	5.4%

Selling, general and administrative expenses:
Unified Communications	$550,822	$539,655	2.1%		$555,129	$545,791	1.7%
Communication Services	449,133	410,544	9.4%		265,131	233,237	13.7%
Intersegment eliminations	(7,104)	(5,137)	NM		(6,404)	(3,978)	NM

Total	$992,851	$945,062	5.1%		$813,856	$775,050	5.0%

Operating income:
Unified Communications	$385,039	$399,821	-3.7%	$425,131	$380,732	$393,685	-3.3%	$420,823
Communication Services	99,053	80,393	23.2%	148,790	80,675	57,609	40.0%	120,643

Total	$484,092	$480,214	0.8%	$573,921	$461,407	$451,294	2.2%	$541,466

Operating margin:
Unified Communications	23.8%	24.9%		26.3%	23.5%	24.6%		26.0%
Communication Services	8.0%	7.2%		12.0%	12.3%	10.6%		18.5%

Total	17.3%	17.9%		20.5%	20.8%	21.3%		24.4%

SELECTED OPERATING DATA[2]:
Revenue from platform-based services	$2,001,363	$1,955,203	2.4%		$2,001,363	$1,955,203	2.4%
Revenue from agent services	$810,487	$744,304	8.9%		$224,621	$170,345	31.9%

WEST CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2014	December 31, 2013	% Change
Current assets:
Cash and cash equivalents	$115,061	$230,041	-50.0%
Trust and restricted cash	18,573	19,400	-4.3%
Accounts receivable, net	355,625	357,588	-0.5%
Prepaid assets	45,242	31,235	44.8%
Other current assets	95,892	90,462	6.0%
Assets held for sale	304,605	300,049	1.5%

Total current assets	934,998	1,028,775	-9.1%
Net property and equipment	350,030	331,904	5.5%
Goodwill	1,884,920	1,671,205	12.8%
Other assets	648,127	464,760	39.5%

Total assets	$3,818,075	$3,496,644	9.2%

Current liabilities	$480,436	$421,359	14.0%
Liabilities held for sale	84,788	75,628	12.1%
Long-term obligations	3,642,540	3,513,470	3.7%
Other liabilities	269,952	226,359	19.3%

Total liabilities	4,477,716	4,236,816	5.7%

Stockholders’ deficit	(659,641)	(740,172)	10.9%

Total liabilities and stockholders’ deficit	$3,818,075	$3,496,644	9.2%

Supplemental Financial Information

The following is a summary of the unaudited quarterly results from continuing operations for the two years ended December 31, 2014 and 2013, in thousands.

	Three Months Ended				Year Ended
	March 31, 2014	June 30, 2014	Sept. 30, 2014	Dec. 31, 2014	Dec. 31, 2014
Revenue	$535,140	$552,319	$568,197	$562,938	$2,218,594
Cost of services	225,511	239,695	243,706	234,419	943,331

Gross profit	309,629	312,624	324,491	328,519	1,275,263
Selling, general and administrative expenses	195,439	197,063	209,545	211,809	813,856

Operating income	114,190	115,561	114,946	116,710	461,407

Net income from continuing operations	$42,097	$44,527	$13,103	$34,884	$134,611

Earnings per share from continuing operations:
Basic	$0.50	$0.53	$0.16	$0.41	$1.60

Diluted	$0.49	$0.52	$0.15	$0.41	$1.57

	Three Months Ended				Year Ended
	March 31, 2013	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	Dec. 31, 2013
Revenue	$521,601	$536,716	$525,701	$536,954	$2,120,972
Cost of services	219,287	225,308	219,334	230,699	894,628

Gross profit	302,314	311,408	306,367	306,255	1,226,344
Selling, general and administrative expenses	215,914	183,310	188,524	187,302	775,050

Operating income	86,400	128,098	117,843	118,953	451,294

Net income (loss) from continuing operations	$(1,438)	$39,410	$42,577	$42,542	$123,091

Earnings (loss) per share from continuing operations:
Basic	$(0.02)	$0.47	$0.51	$0.51	$1.56

Diluted	$(0.02)	$0.46	$0.50	$0.50	$1.53

Reconciliation of Non-GAAP Financial Measures

Adjusted Operating Income Reconciliation

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”). The Company believes adjusted operating income provides a relevant measure of operating profitability and a useful basis for evaluating the ongoing operations of the Company. Adjusted operating income is used by the Company to assess operating income before the impact of IPO-related expenses, expenses terminated in connection with the IPO, M&A and acquisition-related costs and certain non-cash items. Adjusted operating income should not be considered in isolation or as a substitute for operating income or other profitability data prepared in accordance with GAAP. Adjusted operating income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted operating income to operating income.

Reconciliation of Adjusted Operating Income from Operating Income

Unaudited, in thousands
	HISTORICAL (1)			CONTINUING OPERATIONS
	Three Months Ended Dec. 31,			Three Months Ended Dec. 31,
	2014	2013	% Change	2014	2013	% Change
Operating income	$119,371	$128,760	-7.3%	$116,710	$118,953	-1.9%
Amortization of acquired intangible assets	24,231	13,503		18,040	12,997
Share-based compensation	5,549	2,401		5,519	2,354
M&A and acquisition related costs	2,177	234		909	233

Adjusted operating income	$151,328	$144,898	4.4%	$141,178	$134,537	4.9%

	Twelve Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
	2014	2013	% Change	2014	2013	% Change
Operating income	$484,092	$480,214	0.8%	$461,407	$451,294	2.2%
Amortization of acquired intangible assets	68,718	55,338		61,018	53,314
Share-based compensation	15,728	10,555		15,574	10,383
Sponsor management/termination fee	—	25,000		—	25,000
IPO bonus	—	2,975		—	2,975
M&A and acquisition related costs	5,383	1,172		3,467	1,172

Adjusted operating income	$573,921	$575,254	-0.2%	$541,466	$544,138	-0.5%

Adjusted Net Income and Adjusted Earnings per Share Reconciliation

Adjusted net income and adjusted earnings per share (EPS) are non-GAAP measures. The Company believes these measures provide a useful indication of profitability and basis for assessing the operations of the Company without the impact of IPO-related expenses, expenses terminated in connection with the IPO, bond redemption premiums, M&A and acquisition related costs and certain non-cash items. Adjusted net income should not be considered in isolation or as a substitute for net income or other profitability metrics prepared in accordance with GAAP. Adjusted net income, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of adjusted net income to net income.

Reconciliation of Adjusted Net Income from Net Income

Unaudited, in thousands except per share
	HISTORICAL (1)			CONTINUING OPERATIONS
	Three Months Ended Dec. 31,			Three Months Ended Dec. 31,
	2014	2013	% Change	2014	2013	% Change
Net income	$48,258	$50,331	-4.1%	$34,884	$42,542	-18.0%

Amortization of acquired intangible assets	24,231	13,503		18,040	12,997
Amortization of deferred financing costs	5,075	4,536		5,075	4,536
Accelerated amortization of deferred financing costs	3,853	—		3,853	—
Share-based compensation	5,549	2,401		5,519	2,354
Debt call premiums	17,721	—		17,721	—
M&A and acquisition related costs	2,177	234		909	233

Pre-tax total	58,606	20,674		51,117	20,120
Income tax expense on adjustments	7,607	7,362		17,921	7,247

Adjusted net income	$99,257	$63,643	56.0%	$68,080	$55,415	22.9%

Diluted shares outstanding	86,033	85,088		86,033	85,088
Adjusted EPS - diluted	$1.15	$0.75	53.3%	$0.79	$0.65	21.5%

	Twelve Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
	2014	2013	% Change	2014	2013	% Change
Net income	$158,405	$143,202	10.6%	$134,611	$123,091	9.4%

Amortization of acquired intangible assets	68,718	55,338		61,018	53,314
Amortization of deferred financing costs	20,035	18,246		20,035	18,246
Accelerated amortization of deferred financing costs	11,601	6,603		11,601	6,603
Share-based compensation	15,728	10,555		15,574	10,383
Sponsor management/termination fee	—	25,000		—	25,000
IPO bonus	—	2,975		—	2,975
Debt call premiums	61,708	16,502		61,708	16,502
M&A and acquisition related costs	5,383	1,172		3,467	1,172

Pre-tax total	183,173	136,391		173,403	134,195
Income tax expense on adjustments	56,417	50,260		60,792	49,586

Adjusted net income	$285,161	$229,333	24.3%	$247,222	$207,700	19.0%

Diluted shares outstanding	85,507	80,318		85,507	80,318
Adjusted EPS - diluted	$3.33	$2.86	16.4%	$2.89	$2.59	11.6%

Free Cash Flow Reconciliation

The Company believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing the Company’s ability to fund its activities, including the financing of acquisitions, debt service, stock repurchases and distribution of earnings to shareholders. Free cash flow is calculated as cash flows from operations less cash capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Free cash flow should not be considered in isolation or as a substitute for cash flows from operations or other liquidity measures prepared in accordance with GAAP. Free cash flow, as presented, may not be comparable to similarly titled measures of other companies. Set forth below is a reconciliation of free cash flow to cash flows from operations.

Reconciliation of Free Cash Flow from Operating Cash Flow

Unaudited, in thousands
	HISTORICAL (1)
	Three Months Ended Dec. 31,
	2014	2013	% Change
Cash flows from operations	$132,473	$107,358	23.4%
Cash capital expenditures	37,034	40,418	-8.4%

Free cash flow	$95,439	$66,940	42.6%

				CONTINUING OPERATIONS
	Twelve Months Ended Dec. 31,			Twelve Months Ended Dec. 31,
	2014	2013	% Change	2014	2013	% Change
Cash flows from operations	$462,723	$384,087	20.5%	$409,491	$318,769	28.5%
Cash capital expenditures	150,716	128,398	17.4%	130,318	114,260	14.1%

Free cash flow	$312,007	$255,689	22.0%	$279,173	$204,509	36.5%

EBITDA and Adjusted EBITDA Reconciliation

The common definition of EBITDA is “earnings before interest expense, taxes, depreciation and amortization.” In evaluating liquidity and performance, the Company uses earnings before interest expense, share based compensation, taxes, depreciation and amortization, M&A and acquisition-related costs and one-time IPO-related expenses, or “adjusted EBITDA.” EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations or other income or cash flows data prepared in accordance with GAAP. EBITDA and adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are used by certain investors as measures to assess the Company’s ability to service debt. Adjusted EBITDA is also used in the Company’s debt covenants, although the precise adjustments used to calculate adjusted EBITDA included in the Company’s credit facility and indentures vary in certain respects among such agreements and from those presented below. Certain adjustments to adjusted EBITDA were excluded from the calculations below consistent with the adjustments made for adjusted operating income and adjusted net income. Set forth below is a reconciliation of EBITDA and adjusted EBITDA to cash flows from operations and net income.

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands
	HISTORICAL (1)
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Cash flows from operating activities	$132,473	$107,358	$462,723	$384,087
Income tax expense	7,197	27,836	70,510	83,559
Deferred income tax benefit	4,519	6,193	29,146	2,525
Interest expense and other financing charges	63,825	51,904	261,404	257,696
Provision for share-based compensation	(5,549)	(2,401)	(15,728)	(10,555)
Amortization of deferred financing costs	(5,075)	(4,536)	(20,035)	(18,246)
Accelerated amortization of deferred financing costs	(3,853)	—	(11,601)	(6,603)
Other	321	(6)	312	(99)
Changes in operating assets and liabilities, net of business acquisitions	(14,630)	(10,571)	(82,490)	(27,623)

EBITDA	179,228	175,777	694,241	664,741
Provision for share-based compensation	5,549	2,401	15,728	10,555
Sponsor management/termination fee	—	—	—	25,000
IPO bonus	—	—	—	2,975
M&A and acquisition related costs	2,177	234	5,383	1,172

Adjusted EBITDA	$186,954	$178,412	$715,352	$704,443

Cash flows from operating activities	$132,473	$107,358	$462,723	$384,087
Cash flows used in investing activities	$(43,774)	$(46,349)	$(544,906)	$(135,508)
Cash flows used in financing activities	$(135,882)	$(42,666)	$(25,027)	$(196,828)

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands
	HISTORICAL (1)
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Net income	$48,258	$50,331	$158,405	$143,202
Interest expense and other financing charges	63,825	51,904	261,404	257,696
Depreciation and amortization	59,948	45,706	203,922	180,284
Income tax expense	7,197	27,836	70,510	83,559

EBITDA	179,228	175,777	694,241	664,741
Provision for share-based compensation	5,549	2,401	15,728	10,555
Sponsor management/termination fee	—	—	—	25,000
IPO bonus	—	—	—	2,975
M&A and acquisition related costs	2,177	234	5,383	1,172

Adjusted EBITDA	$186,954	$178,412	$715,352	$704,443

Reconciliation of EBITDA and Adjusted EBITDA from Operating Cash Flow

Unaudited, in thousands
	CONTINUING OPERATIONS
	Year Ended Dec. 31,
	2014	2013
Cash flows from operating activities	$409,491	$318,769
Income tax expense	72,679	74,651
Deferred income tax benefit	26,632	6,827
Interest expense and other financing charges	261,404	257,696
Provision for share-based compensation	(15,574)	(10,383)
Amortization of deferred financing costs	(20,035)	(18,246)
Accelerated amortization of deferred financing costs	(11,601)	(6,603)
Other	316	(13)
Changes in operating assets and liabilities, net of business acquisitions	(74,081)	(6,592)

EBITDA	649,231	616,106
Provision for share-based compensation	15,574	10,383
Sponsor management/termination fee	—	25,000
IPO bonus	—	2,975
M&A and acquisition related costs	3,467	1,172

Adjusted EBITDA	$668,272	$655,636

Cash flows from operating activities	$409,491	$318,769
Cash flows used in investing activities	$(524,376)	$(121,882)
Cash flows used in financing activities	$(25,027)	$(196,828)

Reconciliation of EBITDA and Adjusted EBITDA from Net Income

Unaudited, in thousands
	CONTINUING OPERATIONS
	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2014	2013	2014	2013
Net income	$34,884	$42,542	$134,611	$123,091
Interest expense and other financing charges	63,825	51,904	261,404	257,696
Depreciation and amortization	49,447	40,855	180,537	160,668
Income tax expense	18,834	25,798	72,679	74,651

EBITDA	166,990	161,099	649,231	616,106
Provision for share-based compensation	5,519	2,354	15,574	10,383
Sponsor management/termination fee	—	—	—	25,000
IPO bonus	—	—	—	2,975
M&A and acquisition related costs	909	233	3,467	1,172

Adjusted EBITDA	$173,418	$163,686	$668,272	$655,636

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